Extractive Sector Transparency Measures Act - Annual Report
Reporting Entity Name	Lion Copper and Gold Corp
Reporting Year	From	1/1/2023	To:	12/31/2023	Date submitted	05.29.2024
Reporting Entity ESTMA Identification Number	E953598		Original Submission Amended Report
Other Subsidiaries Included (optional field)	none

Not Consolidated

Not Substituted

Attestation by Reporting Entity
In accordance with the requirements of the ESTMA, and in particular section 9 thereof, I attest I have reviewed the information contained in the ESTMA report for the entity(ies) listed above. Based on my knowledge, and having exercised reasonable diligence, the information in the ESTMA report is true, accurate and complete in all material respects for the purposes of the Act, for the reporting year listed above.

Full Name of Director or Officer of Reporting Entity	Lei Wang				Date	05.29.2024
Position Title	CFO

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Lion Copper and Gold Corp				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E953598
Subsidiary Reporting Entities (if necessary)
Payments by Payee
Country	Payee Name[1]	Departments, Agency, etc — within Payee that Received Payments[2]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid to Payee	Notes[34]
United States of America	Government of the United States	Bureau of Land Management			493,925					493,925	Mineral Claim Fees
United States of America	Lyon County	Lyon County Recorder	27,563		18,117					45,681	Mineral Claim fees and County Recording fees and Property Taxes
United States of America	Mineral County	Mineral County Recorder			817					817	County recording fee
United States of America	Douglas County	Douglas County Recorde			111					111	County recording fee
Additional Notes:

Extractive Sector Transparency Measures Act - Annual Report
Reporting Year	From:	1/1/2023	To:	12/31/2023
Reporting Entity Name	Lion Copper and Gold Corp				Currency of the Report	USD
Reporting Entity ESTMA Identification Number	E953598
Subsidiary Reporting Entities (if necessary)
Payments by Project
Country	Project Name[1]	Taxes	Royalties	Fees	Production Entitlements	Bonuses	Dividends	Infrastructure Improvement Payments	Total Amount paid by Project	Notes[23]
United States of America	MacArthur			164,509					164,509	mineral Claim Fees and recording fees
United States of America	Wassuk			56,928					56,928	Mineral claim Fees and recording fees
United States of America	Yerington	27,563		38,310					65,873	Mineral claim fees and recording fees and property taxes
United States of America	Copper Cayon			769					769	recording fees
United States of America	Falcon Copper			252,455					252,455	Mineral claim fees
Additional Notes[3]: